UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 1.02 is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On September 18, 2009, ARCA biopharma, Inc. (the “Company”), BMR-201 Industrial Road LLC (“Landlord”) and BioMed Realty, L.P. (“BioMed”) entered into a Lease Termination and Warrant Purchase Agreement (the “Termination Agreement”) providing for the early termination of the lease agreement dated January 11, 2005, as amended, (the “Lease”) pursuant to which the Company leased premises located in San Carlos, California (the “San Carlos Facility”) that formerly served as the principal headquarters for Nuvelo, Inc. but are no longer being utilized, and the issuance of a warrant to BioMed to purchase shares of common stock of the Company. Under the terms and conditions of the Termination Agreement, the Lease was terminated effective September 18, 2009 in consideration of a termination payment by the Company to the Landlord consisting of: (i) a cash payment of approximately $3.4 million; (ii) retention by the Landlord of a security deposit in the amount of approximately $0.5 million; (iii) issuance to BioMed of a warrant to purchase 130,890 shares of common stock of the Company at an exercise price of $3.82 per share, the closing price for the Company’s common stock on the Nasdaq Global Market on the date the Termination Agreement was executed; and (iv) the assignment to the Landlord of a certain sublease dated January 17, 2008 of a portion of the San Carlos Facility.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

The information set forth in Item 1.02 is incorporated herein by reference.

In connection with the Termination Agreement and the exiting of the San Carlos Facility, the Company expects to record charges of approximately $3.7 million in the third quarter of 2009, primarily comprised of the cash termination payment, retention by the Landlord of a security deposit, expected issuance to BioMed of a warrant to purchase shares of common stock of the Company, partially offset by the elimination of the unamortized unfavorable lease liability initially recorded in conjunction with the Company’s merger with Nuvelo, Inc. The Company expects the only cash expenditures associated with these charges to be transaction costs and the termination payment described herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Lease Termination and Warrant Purchase Agreement, dated September 18, 2009, by and between ARCA biopharma, Inc., BMR-201 Industrial Road LLC and BioMed Realty, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2009

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Title:	EVP of Business Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Termination and Warrant Purchase Agreement, dated September 18, 2009, by and between ARCA biopharma, Inc., BMR-201 Industrial Road LLC and BioMed Realty, L.P.